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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


Burnham Pacific Properties, Inc.:


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Burnham Pacific Properties, Inc. of our report dated March 11, 1996 appearing in the Annual Report on Form 10-K of Burnham Pacific Properties, Inc. for the year ended December 31, 1995.


DELOITTE & TOUCHE LLP



August 19, 1996
San Diego, California